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                                                                    EXHIBIT 10.6

                         SENIOR SECURED PROMISSORY NOTE

            THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR, SUBORDINATION, LIEN PRIORITY AND ACCESS AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF MAY 20, 2004, BY AND AMONG PERRY PRINCIPALS INVESTMENTS, L.L.C., AS COLLATERAL AGENT, REPUBLIC ENGINEERED PRODUCTS, INC. (THE "BORROWER") AND GENERAL ELECTRIC CAPITAL CORPORATION ("AGENT") TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN REVOLVING WORKING CAPITAL CREDIT AND GUARANTY AGREEMENT DATED AS OF MAY 20, 2004 AMONG THE BORROWER, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                       REPUBLIC ENGINEERED PRODUCTS, INC.

                       11% SENIOR SECURED PROMISSORY NOTE
                               DUE AUGUST 20, 2009

$61,800,000                                                         New York, NY
                                                                    May 20, 2004

      FOR VALUE RECEIVED, the undersigned Republic Engineered Products, Inc., a Delaware corporation (hereinafter referred to as "MAKER") promises to pay to the order of Perry Principals Investments, L.L.C., a Delaware limited liability company (the "HOLDER"), at New York, New York or such other location as the Holder may, from time to time, designate in writing, the principal sum of Sixty One Million Eight Hundred Thousand Dollars ($61,800,000), together with interest on the unpaid principal balance from time to time at the rate of interest set forth in this Note. On August 20, 2009 (the "MATURITY DATE"), an amount equal to the then outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

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            1. Purchase Agreement. This Senior Secured Promissory Note (the
"NOTE") is issued by Maker, on the date hereof, pursuant to the Senior Secured Note Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of May 20, 2004 by and among the Maker, PAV Republic, Inc., a Delaware corporation, ("PAV REPUBLIC"), Republic N&T Railroad, Inc., a Delaware corporation, ("REPUBLIC RAILROAD"), Republic Machine, LLC, a Delaware limited liability company ("REPUBLIC MACHINE", collectively with PAV Republic and Republic Railroad, the "GUARANTORS") and Holder, and is subject to the terms thereof. The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to this Note, and may enforce the agreements of Maker contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. This Note is secured by and entitled to the benefit of the Security Documents and reference is hereby made to the Security Documents for a description of the properties mortgaged, pledged and assigned, the nature and extent of the Collateral and the rights of the parties to the Security Documents in respect of such Collateral.

            2. Interest. The Maker promises to pay interest ("INTEREST") on the principal amount of this Note at a rate of 11% per annum (the "INTEREST RATE"). Interest on this Note shall accrue on a daily basis from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest and other amounts payable in respect of the Note in full, and shall be computed on the basis of a 360-day year of twelve 30-day months.

                  (a) Interest Payments. The Maker shall pay Interest monthly, in arrears, on the last day of each month and, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "INTEREST PAYMENT DATE"), commencing with June 30, 2004, by wire transfer of immediately available funds to the bank account indicated on Schedule A hereto or such other bank account as designated in writing by the Holder.

                  (b) Default Rate of Interest. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue Interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2% per annum.

                  (c) No Usurious Interest. In the event that any interest rate(s) provided for in this Section 2 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by Maker of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Maker.

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            3. Payments of Principal. Prepayments of principal on this Note and the rights, priorities, and interests in the Collateral securing this Note shall be subject to the terms of the Subordination Agreement.

            4. Mandatory Payments. This Note is subject to Mandatory Payments in accordance with Section 5.9 of the Purchase Agreement.

            5. Optional Prepayment. Subject to the terms and conditions of the Subordination Agreement, the outstanding principal balance of this Note may be prepaid, subject to a 3% premium payable by the Maker to the Holder.

            6. Amendment. This Note may not be amended, modified or supplemented without the prior written approval of the Holder and Maker. No waiver of any term or provision hereof shall be valid against the Holder unless such waiver shall be in writing executed by the Holder.

            7. Defaults and Remedies.

                  (a) Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute an "Event of Default" hereunder:

                        (i) default in the payment of any interest on this Note when it becomes due and payable and continuance of such default for a period of 30 days;

                        (ii) default in the payment of the principal of this Note when due and payable, at maturity, upon acceleration, redemption, pursuant to a required offer to purchase or otherwise;

                        (iii) default in the payment of any amounts payable pursuant to Section 5.9 (Mandatory Payments) of the Purchase Agreement;

                        (iv) the failure by the Maker to comply with its obligations under Section 6.11 of the Purchase Agreement continued for 30 days after notice;

                        (v) default in the performance of or compliance with, or breach of, any term, covenant, condition or provision of this Note, the Purchase Agreement, or the Guarantees (other than defaults specified in clauses (i), (ii), (iii) or (iv) above), and continuance of such default or breach for a period of 60 days after written notice to the Maker by the holders of at least a majority in aggregate principal amount of the outstanding Notes;

                        (vi) default in the performance of or compliance with, or breach of, any term, covenant, condition, or provision of the Security Documents, which default or breach shall continue unremedied for 45 days after written notice to the Maker by the holders of at least a majority in aggregate principal amount of the outstanding Notes unless the remedy or cure of such default requires work to be performed, acts to be done or conditions to be removed

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which cannot, by their nature, reasonably be performed, done or removed within such 45-day period, or if such remedy or cure is prevented by causes outside of the control or responsibility of the Maker, in which case no "Event of Default" shall be deemed to exist so long as the Maker shall have commenced cure within such 45-day period and shall diligently prosecute the same to completion, but in no event longer than 90 days thereafter;

                        (vii) either (a) default of defaults in the payment of any principal or interest under one or more agreements, instruments, mortgages, bonds, debentures, guarantees or other evidences of Indebtedness (a "Debt Instrument") under which the Maker or one or more Restricted Subsidiaries or the Maker and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $10.0 million, individually or in the aggregate, within five days after the date such payment was due and after the expiration of any applicable grace period, or (ii) any other default or defaults under one or more Debt Instruments under which the Maker or one or more Restricted Subsidiaries or the Maker and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $10.0 million, individually or in the aggregate, and in the case of this clause (ii) either (x) such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of such Indebtedness prior to its express maturity;

                        (viii) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10.0 million, either individually or in the aggregate, shall be entered against the Maker or any Restricted Subsidiary of the Maker or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect;

                        (ix) either (i) (x) the collateral agent under the Senior Credit Documents, (y) any holder of Indebtedness secured by any of the Collateral or (z) any holder of at least $10.0 million in aggregate principal amount of Indebtedness of the Maker or any of the Restricted Subsidiaries shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon assets of the Maker or any of the Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $10.0 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or (ii) any holder of Government Assisted Indebtedness shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon any of the Collateral or shall have exercised any right under applicable law or applicable security documents to take ownership of any such Collateral in lieu of foreclosure;

                        (x) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies in writing that it has any further liability under any Guarantee or gives notice to such effect (other than by reason of the termination of the Purchase Agreement or the release of any such Guarantee in accordance with the terms thereof);

                        (xi) except as contemplated by their terms, any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give

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the Collateral Agent or the Holder, in any material respect, the Liens, rights, powers and privileges purported to be created thereby;

                        (xii) the Maker or any Guarantor within the meaning of any Bankruptcy Law:

                  A. commences a voluntary case or proceeding,

                  B. consents to the entry of an order for relief against it in an involuntary case or proceeding,

                  C. consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  D. makes a general assignment for the benefit of its creditors or

                  E. shall admit in writing its inability to pay its debts generally; or

                        (xiii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  A. is for relief against any Maker or any Guarantor in an involuntary case or proceeding,

                  B. appoints a Custodian of the Maker or any Guarantor for all or substantially all of its properties, or

                  C. orders the liquidation of the Maker or any Guarantor,

            and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and thereafter dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

For purposes of this Section 7, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

                  (b) Acceleration. If an Event of Default occurs under Section 7(xii) or 7(xiii), then the outstanding principal of and all accrued Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing the holders of a majority of the total aggregate principal amount of the Notes then outstanding may declare the principal of and accrued Interest on this Note to be immediately due and payable, without any notice to Maker. Upon such declaration, such principal and Interest shall become immediately due and payable. The Holder may rescind, in its sole and absolute

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discretion, an acceleration. Any notice of rescission shall be given in the manner specified in Section 15 hereof.

                  (c) Collection. The Maker and all who may become liable for this Note, jointly and severally, waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept collateral or security for the payment of this Note, or may release the whole or any part of any collateral, security, and/or liens given to secure the payment of this Note, or may release from liability on account of this Note the Maker, endorsers and/or other parties thereto, all without notice to them or any of them, and such deferment, postponement, renewal, extension, acceptance or release of additional collateral or security and/or release shall not in any way affect or change the obligation of any remaining Maker, endorser or other party, or change the obligation of such Maker, endorser or other party, to this Note, or of any other party who may become liable for the payment thereof.

            8. Use of Proceeds. The principal amount of this Note shall be used by the Maker to redeem all U.S. Bank Notes at a purchase price equal to 75% of the aggregate face value of the U.S. Bank Notes.

            9. Suits for Enforcement.

                  (a) Upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

                  (b) In case of any Event of Default under this Note, Maker will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such Event of Default, as provided in Section
8.3 of the Purchase Agreement.

            10. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            11. Remedies Not Waived. No course of dealing between Maker and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right of the Holder under this Note.

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            12. Transfer.

                  (a) The term "HOLDER" as used herein shall also include any permitted transferee of this Note pursuant to Section 12(c). Upon any transfer of the Note, the name of the transferee shall be recorded by Maker in an applicable Note Register (as defined herein).

                  (b) Maker shall maintain a register (the "NOTE REGISTER") in its principal offices for the purpose of registering the Note and any transfer or partial transfer thereof, which register shall reflect and identity, at all times, the ownership of record of any interest in the Note. Upon the issuance of this Note, Maker shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for transfer or exchange of this Note at the principal offices of Maker, Maker shall, at its expense, execute and deliver one or more new Notes of like tenor and in the aggregate outstanding principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing.

                  (c) This Note may be transferred or assigned, in whole or in part, by the Holder at any time without the consent of Maker. No Holder may transfer less than $5,000,000 in principal amount to any other Person without obtaining the prior written consent of the initial Holder.

            13. Replacement of Note. On receipt by Maker of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), Maker, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If reasonably required by Maker, such Holder shall provide an indemnity of the Holder sufficient in the reasonable judgment of Maker to protect Maker from any loss which it may suffer if a lost, stolen, destroyed or mutilated Note is replaced.

            14. Successors and Assigns of Maker. Neither this Note nor any of the obligations or rights of Maker may be assigned by Maker without the express written consent of the Holder. Any successor to or assignee of this Note shall be bound by all the covenants, stipulations, promises and agreements in this Note made by or on behalf of Maker.

            15. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by registered or certified first-class mail, return receipt requested, facsimile (with receipt confirmed), courier service or personal delivery at the addresses specified in Section 8.10 of the Purchase Agreement. All such notices and communications shall be deemed to have been duly given when: delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the united states mail, postage prepaid; or if sent by facsimile, when receipt is electronically confirmed.

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            16. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN
ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

            17. JURISDICTION. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES PERTAINING TO THIS AGREEMENT OR ANY OTHER DOCUMENTS RELATED HERETO OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER DOCUMENTS RELATED HERETO; PROVIDED, THAT THE PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF HOLDER. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

            18. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            19. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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                                              REPUBLIC ENGINEERED PRODUCTS, INC.

                                              By: /s/ George Strickler
                                                  ------------------------------
                                                  Name: George Strickler
                                                  Title: Chief Financial Officer

            [SIGNATURE PAGE TO PERRY SENIOR SECURED PROMISSORY NOTE]